Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated April 2, 2026, with respect to the consolidated financial statements and internal control over financial reporting of Azul S.A. included in the Annual Report on Form 20-F for the year ended December 31, 2025, which are incorporated by reference in this Registration Statement.
We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton Auditores Independentes Ltda.
São Paulo, Brazil
August 28, 2026

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